Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 14, 2021

/s/ Marc Schechter
Marc Schechter

/s/ Aaron Hodari
Aaron Hodari

SCHECHTER PRIVATE CAPITAL, LLC

By:	/s/ Marc Schechter
Name:	Marc Schechter
Title:	President

SCHECHTER PRIVATE CAPITAL FUND
I, LLC – SERIES Q
By:	Schechter Private Capital, LLC, manager of the fund

By:	/s/ Marc Schechter
Name:	Marc Schechter
Title:	President

SCHECHTER PRIVATE CAPITAL FUND
I, LLC – SERIES Q2
By:	Schechter Private Capital, LLC, manager of the fund

By:	/s/ Marc Schechter
Name:	Marc Schechter
Title:	President